Exhibit 5.1

14 July, 2015

Our Ref:	DPS:MOK 001/4016

Moko Social Media Limited
320 King Street	By Email
Alexandria, VA 22314
UNITED STATES OF AMERICA

Dear Sirs

Registration Statement on Form F-3

We have acted as Australian counsel to Moko Social Media Limited ACN 111 082 485 (Company) in connection with the with the registration for issuance and sale from time to time, on a delayed basis, by the Company of (i) American Depositary Shares (ADSs), each representing forty ordinary shares, no par value (Ordinary Shares), (ii) Ordinary Shares, (iii) preferred shares, no par value (Preferred Shares, and together with the Ordinary Shares, Equity Securities) (iv) warrants to purchase Ordinary Shares or Debt Securities (Warrants), (v) subscription rights to purchase ADSs, Ordinary Shares or Debt Securities (Rights) (vi) debt securities of the Company (Debt Securities), in one or more series, and/or (vii) units consisting of one or more of the foregoing (Units), in each case as contemplated by the Form F-3 Registration Statement (Registration Statement), filed by the Company under the U.S. Securities Act of 1933, as amended (US Securities Act) with the U.S. Securities and Exchange Commission (Commission) on or about 15 July, 2015 (New York time). The Securities (as that term is defined below) being registered are, together with other securities referred to in the prospectus included in the Registration Statement (Prospectus), for a maximum aggregate offering price of USD$40,000,000.00.

For the purposes of this opinion, we have:

(a)	examined and relied upon copies of the following documents:

(i)	the Prospectus, in the form included in the Registration Statement, a draft copy of which was attached to an email from Jose Guerrero of Toppan Vite sent at 3.25 p.m. on 13 July, 2015 (New York time) and received by this firm at 5.24 a.m. (Australian Eastern Standard Time) on 14 July, 2015;

(ii)	a Unanimous Written Consent form, a signed PDF copy of which is annexed to this opinion and marked as Annexure A; and

(iii)	the constitution of the Company (Constitution); and

(b)	made such enquiries as to questions of fact and law as we have deemed relevant and necessary in order to render the opinion set forth below.

For the purposes of this letter:

(i)	the Registration Statement, Prospectus and each Prospectus Supplement are hereinafter collectively referred to as the Documents;

(ii)	ADSs, Ordinary Shares, Preferred Shares, Warrants, Rights and Units, in each case as contemplated by the Form F-3 Registration Statement, are hereinafter collectively referred to as the Securities; and

ABN 55 365 334124

Level 12, 60 Carrington Street	GPO Box 1433	DX 262	Telephone +61 2 8915 1000	mail@addisonslawyers.com.au
Sydney NSW 2000	Sydney NSW 2001	Sydney	Facsimile +61 2 8916 2000	addisonslawyers.com.au

Liability limited by a scheme approved under Professional Standards Legislation

Moko Social Media Limited	14 July, 2015

(iii)	a reference to a Security being "non-assessable” means that once the subscription or purchase price of the Security has been fully paid, the holder thereof cannot be required to make any further payment to the Company in respect of that Security,

Assumptions and Reliances

In the course such examination and inquiries, we have assumed and rely upon each of:

(a)	all information provided to us by or on behalf of the Company or the officers of the Company was true and correct when provided and remains so at the date of this letter;

(b)	the genuineness of all signatures evidenced on all documents, instruments and certificates reviewed in the course of preparing this opinion;

(c)	the authenticity and completeness of all documents, instruments and certificates submitted to us as originals;

(d)	the conformity to original documents of all documents submitted to us as copies (certified or otherwise);

(e)	the authenticity and completeness of the originals of such copies;

(f)	the fact that all documents submitted to us are true and complete in all material respects;

(g)	that each of the resolutions of the directors of the Company that we have relied upon for the purposes of this opinion will not be varied or revoked after the date of this letter and that the meetings of the directors of the Company at which the resolutions were considered were properly convened, all directors who attended and voted were entitled to do so, each of the resolutions were properly passed, and each of the directors have performed their duties properly and all provisions relating to the declaration of directors’ interests or the power of interested directors were duly observed;

(h)	the accuracy of any searches obtained from the Australian Securities and Investments Commission (ASIC) in relation to the Company. Nevertheless, ASIC records searched by us may not be complete or up to date as some documents may not be filed at the relevant offices immediately, some documents may no longer be on file and some might be replaced or might otherwise not appear on file;

(i)	the fact that each natural person signing any document, instrument or certificate reviewed by us had sufficient legal capacity and authority to do so and to perform his or her obligations thereunder;

(j)	the fact that each body corporate signing any document, instrument or certificate reviewed by us had sufficient legal capacity and authority to do so and to perform its obligations thereunder;

(k)	each person signing any document reviewed by us in a representative capacity had sufficient legal capacity and authority to sign in such representative capacity;

(l)	all matters of internal management required by the constitution of each of the parties to any document, instrument or certificate reviewed by us have been duly attended to (including, without limitation, the holding of properly constituted meetings of the boards of directors of each of those parties and the passing at those meetings of appropriate resolutions);

(m)	that any documents which purport to be governed by the law of any jurisdiction other than the laws of the Commonwealth of Australia are legal, valid and binding obligations on all of the parties thereto and under the applicable law and that none of the execution, delivery or performance of any document by any party thereto violates or contravenes or is rendered

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invalid, not binding or unenforceable under any applicable law under any jurisdiction other than the laws of the Commonwealth of Australia;

(n)	the proposed issuance, sale, number or amount, as the case may be, and terms of any Security to be offered from time to time will be duly authorised and established, in accordance with the Constitution and applicable Australian law (each a Corporate Action);

(o)	no party has contravened or will contravene any provision of the Australian Corporations Act 2001 (including Chapter 2E or Chapter 2J or Chapter 6) (Corporations Act) by entering into a Document or giving effect to a transaction in connection with a Document or undertaking or being involved in a transaction related to or connected with any Document;

(p)	the Company will not engage in fraudulent or unconscionable conduct or conduct which is misleading or deceptive or which is likely to mislead or deceive in relation to the issuance or sale of a Security;

(q)	there is no bad faith, fraud, undue influence, coercion or duress or similar conduct on the part of the Company in relation to the issuance or sale of a Security;

(r)	the Company will at all times duly comply with all its obligations under the Corporations Act, the listing rules of the Australian Securities Exchange (ASX Listing Rules) and otherwise required by law, including the lodgement of an Appendix 3B and a notice under 708A(5) of the Corporations Act, upon and in respect of each issue or sale of Securities under the Documents; and

(s)	the Company is and will be able to pay its debts as and when they fall due and is otherwise solvent as at the time any Security is issued or sold.

Limitations and Qualifications

The opinion expressed above is limited to the laws of Western Australia and the Commonwealth of Australia and we do not express any opinion as to the effect of any other laws.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

The opinions stated below are governed by and construed in accordance with the laws of Western Australia and the Commonwealth of Australia that are in the effect at the date of this letter;

We have not investigated the laws of any jurisdiction other than Western Australia and the Commonwealth of Australia. We express no opinion as to tax law or the law of any other jurisdiction. We have assumed that any applicable law (other than the laws of Western Australia and of the Commonwealth of Australia) does not affect the opinions expressed below.

Our opinion is subject to any laws from time to time in effect relating to bankruptcy, liquidation, receivership, administration, re-organisation, reconstruction, moratoria, court schemes or other similar laws affecting generally the enforcement of creditors’ rights.

We have relied on the assumptions contained in section 129 of the Corporations Act with respect to the Company.

Our liability for the opinion provided in this letter is limited in accordance with our terms of engagement with the Company. This opinion is provided for the sole benefit of the Company and Loeb & Loeb LLP and we do not undertake or assume any liability to any third parties in respect of the subject matter of this opinion.

The aggregate liability of Addisons, its partners and employees (collectively Addisons) for all losses (including, without prejudice to the generality of the foregoing, indirect, consequential or economic

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loss), damages or costs suffered or incurred, directly or indirectly, under or in connection with this letter including, but not limited to, losses, damages or costs arising as a result of breach of contract, statutory duty, negligence or any other act or omission will be limited (to the extent permitted by law) as follows:

(i)	Addisons will only be liable for losses, damages or costs to the extent that they arise from our negligent or wilful failure to prepare this letter in accordance with the scope of this letter and subject to the scope, assumptions and qualifications of this letter;

(ii)	our liability for all losses, damages or costs suffered or incurred under or in connection with this letter is limited to a maximum aggregate liability equal to the fees paid by the Company to Addisons in relation to the preparation and issue of the Registration Statement (Cap); and

(iii)	if Addisons is held liable to any other third party in connection with this letter, its aggregate liability to all third parties (in aggregate) will not exceed the difference between our liability to the Company and the Cap.

Further, this letter is provided to the Company in the basis that it agrees, as evidenced by its acceptance of this letter, to release Addisons from all claims arising from or in connection with this letter to the extent that such claims would cause Addisons' aggregate liability to exceed the Cap; and to indemnify Addisons for any claims or liabilities in excess of the Cap;

Based upon and subject to all the foregoing, we are of the opinion that:

1.	When the issuance of the Ordinary Shares and/or Preferred Shares has been duly authorised by appropriate corporate action, and such Ordinary Shares and/or Preferred Shares have been duly issued, sold and delivered in accordance with the applicable definitive purchase agreement or other similar agreement approved by, or on behalf of, the Company’s Board of Directors, such Ordinary Shares and/or Preferred Shares will be legally issued, fully paid and non-assessable.

2.	When the issuance of any Debt Securities, Warrants, Rights and/or Units has been duly authorised by appropriate corporate action, and such securities have been duly executed and delivered against payment in full therefore pursuant to (i) an indenture or indentures duly authorised, executed and delivered by the Company and a trustee, (ii) a warrant agreement or agreements duly authorised, executed and delivered by the Company and a warrant agent, (iii) a subscription rights agreement or agreements duly authorized, executed and delivered by the Company and a Rights agent and/or (iv) a unit agreement or agreements duly authorised, executed and delivered by the Company and a Unit agent, such Debt Securities, Warrants, Rights and/or Units will respectively be legally issued and (except in the case of any Equity Securities forming part of a Unit) valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

This letter will be deemed to have been delivered as of the date of effectiveness of the Registration Statement and will be effective on and from that date.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully
David P.Selig Partner

Direct Line:+61 2 8915 1010
Direct Fax: +61 2 8916 2010
Email: david.selig@addisonslawvers.com.au

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ANNEXURE “A” - UNANIMOUS WRITTEN CONSENT

5

UNANIMOUS WRITTEN CONSENT

OF THE

BOARD OF DIRECTORS

OF

MOKO SOCIAL MEDIA LIMITED

July 13, 2015

The undersigned, being all of the members of the Board of Directors (the “Board”) of MOKO Social Media Limited ACN 111 082 485, an Australian company (the “Company”), by execution of this written consent, do hereby take the following actions and adopt the following resolutions authorized thereby.

NOTED, that the Company intends to file a registration statement on Form F-3 (the “F-3 Registration Statement”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) to register up to US$40,000,000 of the following securities (“Securities”) that the Company may issue from time to time in one or more offerings: (i) ordinary shares (“Ordinary Shares”) no par value of the Company; (ii) American depositary shares, or ADSs (“ADSs”), with each ADS representing forty Ordinary Shares; (iii) preferred shares, no par value of the Company (“Preferred Shares”) ; (iii) warrants (“Warrants”); (iv) subscription rights (“Subscription Rights”); (v) debt securities (“Debt Securities”); and (vi) units, consisting of any combination of the securities registered under the F-3 Registration Statement (“Units”). The F-3 Registration Statement also serves as post-effective amendment no. 1 on Form F-3 to the registration statement on Form F-1 (File No. 333-168112) (the “Form F-1”) containing an updated prospectus relating to the offering and sale of certain securities issued to the representatives of the underwriters in connection with the Company’s Initial Public Offering and issuable upon exercise thereof, all of which were initially registered pursuant to the Form F-1 as declared effective by the Securities and Exchange Commission (the “Commission”) on or about June 26, 2014. A draft of the F-3 Registration Statement, a copy of which is attached hereto as Exhibit A, was presented to the Board. The Company proposes to file such F-3 Registration Statement with the Commission on or about July 13, 2015.

NOTED, that the terms of any Preferred Shares, Warrants and any warrant agreement relating thereto, Subscription Rights and any standby Underwriting Agreement (as defined below) relating thereto, Debt Securities and any indentures relating thereto and Units and any agreements relating thereto shall be set out in a prospectus supplement to the F-3 Registration Statement (the “Prospectus Supplement”) to be issued at the relevant time.

F-3 Registration Statement

RESOLVED, that each of the Directors of the Company (collectively, the “Appropriate Officers”) be authorized to prepare, verify, sign and file, or cause to be prepared, verified, signed and filed, in the name and on behalf of the Company, the F-3 Registration Statement for the registration of Securities under the Securities Act, and to cause to be filed the F-3 Registration Statement with the Commission in such form as may be approved by the Appropriate Officer(s) executing such F-3 Registration Statement on behalf of the Company, such approval to be conclusively evidenced by the execution thereof, and to file or cause to be filed as exhibits to F-3 Registration Statement any documents as may be required or appropriate for filing as exhibits thereto.

RESOLVED FURTHER, that any Appropriate Officer be authorized and empowered in the name and on behalf of the Company with respect to the F-3 Registration Statement to:

(i)            make application, pursuant to the rules and regulations promulgated under the Securities Act, for the Commission’s consent to the filing of an amendment, including a post-effective amendment or related registration statement pursuant to Rule 462;

(ii)           withdraw the F-3 Registration Statement or any amendment, including any post-effective amendment, or exhibit thereto;

(iii)          pay any and all fees and expenses incurred in connection with the F-3 Registration Statement or any amendment or exhibit thereto;

(iv)          consent to the entry of an order under Section 8(b) of the Securities Act, waiving notice and hearing, such order to be entered without prejudice to the right of the Company thereafter to have the order vacated upon a showing to the Commission that the F-3 Registration Statement as amended is no longer incomplete or inaccurate on its face in any material respect;

(v)           prepare and file, or cause to be prepared and cause to be filed, a request for the acceleration of the effective date of the F-3 Registration Statement as such person shall deem necessary from time to time; and

(vi)         cause the Securities to be issued, sold or delivered.

RESOLVED, that each of the Appropriate Officers who may execute the F-3 Registration Statement or any amendment or supplement thereto or any other document in connection therewith (whether on behalf of the Company or as an officer or director thereof or by attesting the seal of the Company or otherwise) be, and each of them individually hereby is, authorized to execute and deliver a power of attorney appointing each of Greg McCann and Ian Rodwell, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the F-3 Registration Statement including, without limiting the generality of the foregoing, to sign and file the F-3 Registration Statement in the name and on behalf of such officer or director of the Company and any and all amendments (including pre-and post-effective amendments) or supplements thereto and all additional registration statements relating to the same offering of Securities as the F-3 Registration Statement that are filed pursuant to Rule 462 of the Securities Act, to attest the seal of the Company thereon, and to file the same, with all exhibits thereto, and other documents in connection herewith, with the Commission, the NASDAQ Stock Market, any other exchange or quotation system and any state securities commission or other regulatory authority with respect to the Securities, granting to said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform, every act and thing requisite and necessary to be done in and about the premises, as fully to all intents as he or she might or could do in person, and to take or cause to be taken any and all such further actions in connection therewith, for and on behalf and in the name of the Company, as they, in their sole discretion, deem necessary, advisable or appropriate.

RESOLVED FURTHER, that the Appropriate Officers be, and each of them hereby is, authorized, for and on behalf of the Company, to execute a power of attorney evidencing the foregoing appointment.

Pricing

RESOLVED, that Greg McCann and Ian Rodwell (collectively, the “Pricing Committee”) be, and each of them hereby is, authorized, empowered and directed, to exercise all of the powers of the Board, in connection with the offer and sale from time to time of the Securities and on any and all matters incident thereto and to fix certain terms of the Securities, including, without limitation, (i) the manner and amount of and times at which all or any portion of the Securities may be issued, sold, and delivered, including in any underwritten offering, (ii) the price at which all or any portion of the Securities shall be sold, including, if applicable, the initial price at which the Securities shall be offered and sold to the public and the amount of any discounts or commissions payable to any underwriters, placement agents or other persons as shall be approved by the Pricing Committee from time to time (the “Underwriters”) in connection with an underwritten offering of the Securities, (iii) the stated maturity date of any Securities, (iv) the prices and times at which all or any portion of the Securities shall be redeemable at the option of the Company, (v) the prices and times at which all or any portion of the Securities shall be repurchased by the Company, (vi) the stated interest rate at which interest will be payable by the Company, under the terms of offer, issuance, sale or delivery of all or any portion of the Securities, and (vii) any other terms of offer, issuance, sale and delivery of all or any portion of the Securities, and the Appropriate Officers be, and each of them hereby is, authorized to take all such other actions as the Appropriate Officers deem necessary, appropriate or desirable to consummate the transactions contemplated hereby and to effect the issuance and delivery of the Securities. Such approval of the terms of the Securities shall be conclusively evidenced by the execution and delivery of any underwriting, placement agent or other agreements (each an “Underwriting Agreement”) by the Appropriate Officers.

Prospectus Supplements

RESOLVED, that any Appropriate Officer be authorized and empowered in the name and on behalf of the Company, to prepare, execute and file, or cause to be prepared, executed and filed, with the Commission, any Prospectus Supplement in respect of the registration of any Securities.

Underwriting Agreements

RESOLVED, that any Appropriate Officer be, and each of them hereby is, authorized and directed in the name and on behalf of the Company to enter into one or more Underwriting Agreements with one or more Underwriters providing for the purchase and sale, placement or other distribution by the Underwriters of all or any portion of the Securities, on customary terms and with such changes therein and modifications thereof as any of the Appropriate Officers shall approve, and to deliver the same to the Underwriters from time to time, such execution and delivery conclusively to evidence the due authorization and approval thereof by the Company.

Issuance of Securities

RESOLVED, that the Company be, and hereby is, authorized to issue all or any portion of the Securities from time to time in such form and in accordance with such terms and conditions as set forth in the prospectus contained in the F-3 Registration Statement, or in any amendment or supplement thereto, as shall be approved from time to time by any Appropriate Officer pursuant to the authority granted to it hereby.

RESOLVED FURTHER, that in connection with any offer and sale of Ordinary Shares or any securities exercisable or exchangeable for or convertible into Ordinary Shares or any other equity securities, the Company shall be, and hereby is, authorized to issue, offer and sell Ordinary Shares or such other equity securities from time to time; and, upon such issuance, such shares shall be deemed to be validly issued, fully paid, non-assessable and not subject to any pre-emptive rights.

RESOLVED FURTHER, that the Appropriate Officers be, and each is, hereby authorized and directed in the name and on behalf of the Company, to enter into one or more indentures in the form of Exhibit A or Exhibit B hereto, and any amendments or supplements thereto, providing for the issuance by the Company of all or any portion of the debt securities and guarantees of debt securities, on customary terms and with such changes therein and modifications thereof as any of the Appropriate Officers shall approve (the “Indenture”), and to deliver the same to the Trustee (as defined below) thereunder, such execution and delivery conclusively to evidence the due authorization and approval thereof by the Company.

RESOLVED FURTHER, that the Appropriate Officers be, and each of them hereby is, authorized to appoint a trustee and collateral agent (“Trustee”) under and pursuant to the terms of the Indenture and to act in the role contemplated therein, and that the Company be, and is, hereby authorized to pay any and all fees and expenses of the Trustee in connection therewith as the Appropriate Officers, or any of them, shall agree with the Trustee.

RESOLVED FURTHER, that the Appropriate Officers be, and each is, hereby authorized and directed, in the name and on behalf of the Company, to issue, execute and deliver all or any portion of the Securities in the form of debt securities, in the form attached to any Indenture, and to deliver such Securities to the Trustee, for authentication and delivery pursuant to the terms of the Indenture, on the written order to the Company signed by one or more of the Appropriate Officers or any other officer of the Company to which an Appropriate Officer shall delegate such responsibility, as required by the applicable Indenture, and, in addition, to execute such new Securities as may be required to replace lost, stolen, mutilated, or destroyed Securities and Securities required for exchange, substitution, or transfer, all in accordance with the provisions of any such Indenture.

RESOLVED FURTHER, that the Trustee shall be appointed the initial transfer and exchange agent and registrar of the Company for the registration and transfer of pursuant to the terms of any Indenture when such Securities shall be presented to such transfer and exchange agent for registration, transfer or exchange at its corporate trust offices, which is hereby designated as the office or agency of the Company for those purposes; that the Trustee shall be appointed the initial paying agent for the Company for the payment of principal, premium, if any, and interest payable in respect of any such Securities and the agency of the Company where such Securities may be presented for payment or exchange and where notices to or demands upon the Company in respect of such Indenture and of such Securities may be served; that the Trustee shall be appointed the collateral agent for the Company.

RESOLVED FURTHER, that the facsimile signatures of any officer of the Company executing such Securities be, and are, hereby adopted as the signatures, if any, to be affixed to such Securities.

Blue Sky Matters

RESOLVED, that any Appropriate Officer be authorized and empowered in the name and on behalf of the Company (i) to take any and all action which any of them may deem necessary or advisable in order to effect the registration or qualification of any or all of the Securities for offer and sale under the securities or “Blue Sky” laws of any of the states of the United States of America, any province of Canada or of any other jurisdiction, and (ii) in connection therewith to execute, acknowledge, verify, deliver, file and publish all such applications, reports, issuer’s covenants, resolutions and other papers and instruments as may be required under such laws, and to take any and all further action which any of them may deem necessary or advisable in order to maintain any such registration or qualification for as long as they deem doing so is in the best interests of the Company and its shareholders.

RESOLVED FURTHER, that any Appropriate Officer be and empowered in the name and on behalf of the Company to execute and file irrevocable written consents on the part of the Company to be sued in such states of the United States of America, any province of Canada or any other jurisdiction wherein such consents to service of process may be requisite under the securities or “Blue Sky” laws thereof in connection with the aforesaid registration or qualification of the Ordinary Shares and to appoint the appropriate state official agent of the Company for the purpose of receiving and accepting process.

RESOLVED FURTHER, that if the securities or “Blue Sky” laws in any of the states of the United States of America, any province of Canada or of any other jurisdiction in which any Appropriate Officer deems it necessary or advisable to qualify or register for the sale of all or any part of the Securities, or any authority administering such laws, requires a prescribed form of preamble, or resolutions relating to such sale or to any application, statement or instrument or any other document connected therewith, each such preamble or resolution is hereby adopted by this Board and any Director be authorized and directed to certify the adoption of any such preamble or resolution as though the same were presented to a duly convened meeting of the Board and to insert all such preambles and resolutions into the minute book of the Company following these resolutions.

FINRA Matters

RESOLVED, that any Appropriate Officer be authorized and empowered in the name and on behalf of the Company to take any and all actions and to provide such information which may be necessary to obtain the approval of the terms of any underwriting of an issue of the Securities by the Financial Industry Regulatory Authority (“FINRA”) and such other matters which may require FINRA approval.

Rating Agency Presentations

RESOLVED, that the Appropriate Officers be, and each of them hereby is, authorized in the name and on behalf of the Company, to cause to be prepared and submitted to Standard & Poor’s Rating Service, Moody’s Investors Service, Inc. and any other securities agency recognized in the United States, presentations relating to the rating of all or any portion of the Securities by such rating agencies, and to execute such documents and instruments and take such other actions as any of the Appropriate Officers shall deem necessary, appropriate or desirable in connection therewith, such Appropriate Officer’s authority and determination to execute such documents and instruments and to take such actions being conclusively evidenced by such execution or action, as the case may be.

Listing of Securities; DTC Application

RESOLVED, that the Appropriate Officers be, and each of them hereby is, authorized in the name and on behalf of the Company to prepare, execute and file, or cause to be prepared, executed and filed, an original or subsequent listing application for trading or quotation, as applicable, of all or any portion of the Securities on the NASDAQ Stock Market, or any other securities exchange or automated quotation system, domestic or foreign, and any Appropriate Officer is hereby authorized and directed by the Company to execute an application and any other documents required in connection therewith and to make such changes in such application as may be necessary to effect and maintain such listing.

RESOLVED FURTHER, that any Appropriate Officer be and hereby is authorized to prepare and deliver, or to cause to be prepared and delivered, a Letter of Representations and other such documents as may be required by the Depository Trust Company (“DTC”), or any other U.S. or international clearance and settlement corporation, in the form prescribed by DTC or such other U.S. or international clearance and settlement corporation, and that any Appropriate Officer be, and each of them hereby is, authorized to execute and deliver to DTC or such other U.S. or international clearance and settlement corporation such Letter of Representations or other documents in the name of and on behalf of the Company, if necessary or advisable in the judgment of the Appropriate Officers, or any of them.

Advisors

RESOLVED, any Appropriate Officer be authorized and empowered in the name and on behalf of the Company to retain any legal counsel, accounting firm, investment banking firm or other such consultants, advisors and agents as that Appropriate Officer may deem necessary, desirable or advisable to perform such services and render such opinions as may be necessary, desirable or advisable in connection with the transactions contemplated by these resolutions, including to enter into such contracts providing for the retention, compensation, reimbursement or expenses and indemnification of such legal counsel, accounting firm, investment banking firm or other such consultants, advisers and agents as that Appropriate Officer may deem necessary, desirable or advisable.

Costs and Expenses

RESOLVED, that the Company is authorized to pay all necessary and reasonable costs and expenses (the “Costs and Expenses”) incurred in connection with the offer, issuance, delivery, registration and listing of the Securities, including without limitation, all registration and application fees and expenses, fees in connection with the approval of the issue of the Securities by FINRA, FINRA filings fee, blue sky qualification fees, all printing and engraving expenses, the F-3 Registration Statement, NASDAQ Stock Market listing fees, depository fees, and all fees and expenses of its legal counsel, accounting firm, investment banking firm and other consultants, advisors and agents and other miscellaneous expenses.

RESOLVED FURTHER, that any Appropriate Officer be authorized and empowered in the name and on behalf of the Company to make all payments in respect of the Costs and Expenses as he may determine to be appropriate, such payment to be conclusive evidence of his determination, and to the extent any such payments have been made to date, such payments be approved, confirmed and ratified.

General Resolutions

RESOLVED, that any Appropriate Officer or any other Director or officer of the Company be authorized, empowered and directed, in the name and on behalf of the Company, to negotiate, prepare, execute and deliver such documents (including where necessary the affixation of the seal of the Company in accordance with the Constitution of the Company) and take such further action as they, or any of them, shall deem necessary or appropriate to implement and carry out the transactions contemplated by the foregoing resolutions and accomplish the purposes and intent of the foregoing resolutions, the execution and delivery of such documents and the taking of any and all such action by any such person to constitute conclusive evidence of such determination.

RESOLVED FURTHER, that any specific resolutions that may be required to have been adopted by the Directors in connection with the transactions contemplated by the foregoing resolutions be adopted and any Director or officer of the Company be authorized in the name and on behalf of the Company to certify as to the adoption of any and all such resolutions;

RESOLVED FURTHER, notwithstanding any authorisation, permission, ratification or approval of an Appropriate Officer to do or carry out, or procure the doing or carrying out, of any act, under the provisions of this Unanimous Written Consent, no such act may be carried out, procured or otherwise effected by less than two Appropriate Officers without the express and prior approval of the Board;

RESOLVED FURTHER, that any and all acts, instruments and other writings heretofore performed or executed and delivered by any Appropriate Officer or any other Director or officer of the Company or authorized signatory in respect of any act referred to in or contemplated by any of the foregoing resolutions, on behalf of and in the name of the Company, in connection with the transactions contemplated hereby, be approved, authorized, affirmed, confirmed and ratified in all respects.

Each of the undersigned has executed these resolutions, which may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature page follows]

/s/ Greg McCann
Greg McCann

/s/ Ian Rodwell
Ian Rodwell

/s/ Mark Hauser
Mark Hauser

/s/ Jeff White
Jeff White

/s/ Leo Hindery, Jr.
Leo Hindery, Jr.

Exhibit A

Form F-3

Exhibit B

Form of Senior Indenture

Exhibit C

Form of Subordinated Debt Securities Indenture